AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of September 19, 1995, by and between Chittenden Corporation, a Vermont corporation (the "Purchaser"), and Flagship Bank and Trust Company, a Massachusetts bank (the "Company").

                                 W I T N E S S E T H:

     WHEREAS, the Purchaser is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act").

     WHEREAS, the Purchaser and the Company have reached an agreement to combine their companies through a merger (the "Merger") of the Company into Chittenden Acquisition Bank, a Massachusetts trust company to be formed ("Newco"), as a wholly-owned subsidiary of the Purchaser, in a transaction qualifying as a pooling of interests under applicable accounting rules and a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchaser and the Company wish to enter into a definitive agreement setting forth the terms and conditions of the Merger.

    WHEREAS, the Purchaser is unwilling to enter into this Agreement and the transactions contemplated hereby unless the Company simultaneously enters into a Stock Option Agreement.

    WHEREAS, the Purchaser and the Company desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

    NOW THEREFORE, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, the Purchaser and the Company hereby agree as follows:

                                        I.
                         MERGER OF NEWCO AND THE COMPANY

   Subject to the terms and conditions of this Agreement, the Plan of Merger ("Merger Agreement") attached as Exhibit A and the Stock Option Agreement attached as Exhibit B, the Purchaser and the Company agree to effect the following transactions at the Closing:

   1.1. CONDITIONS. The Purchaser and the Company will deliver to the other appropriate evidence of the satisfaction of the conditions to their respective obligations hereunder.

   1.2. MERGER AND ACQUISITION. Upon the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts on the date of the Closing (the "Effective Date"), the Company will be merged with and into Newco pursuant to the provisions and with the effect provided in the Business Corporation Law and banking law of the Commonwealth of Massachusetts. Newco shall be the surviving corporation in the merger and shall continue the banking business authorized to be conducted under Massachusetts law under the name of Flagship Bank and Trust Company. Upon the consummation of the Merger, the surviving corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

  1.3. STATUS OF SHARES. As a result of the Merger, each share of the common stock of Newco theretofore authorized (whether issued or unissued) shall remain unchanged and shall be deemed to be shares of the common stock of Newco as the surviving corporation. Accordingly, each of the shares of common stock of Newco issued and outstanding on the date of the Closing shall continue to be and remain issued and outstanding shares of common stock of Newco as the surviving corporation without any action on the part of the holders of any such shares of stock.

   1.4. CONVERSION OF THE COMPANY'S SHARES. As a result of the Merger and without any action by the holders thereof, each share of Company Common Stock issued and outstanding immediately prior to the Merger (excluding shares held by the Company as treasury stock, if any, which shares shall be cancelled and extinguished and excluding shares held by dissenting stockholders), and all rights in respect thereof, shall be converted into 1.2 shares of fully paid and non-assessable Common Stock of the Purchaser, par value $1.00 per share (the "Purchaser Common Stock"). The number of shares expressed in the preceding sentence shall sometimes hereafter be referred to as the "Per Share Consideration".

   From and after the Closing, each certificate which theretofore represented shares of Company Common Stock shall evidence ownership of shares of Purchaser Common Stock on the basis hereinabove set forth, and the conversion shall be complete and effective at the Closing without regard to the date or dates on which outstanding certificates representing converted shares of Company Common Stock may be surrendered for exchange for certificates representing shares of Purchaser Common Stock.

   1.5. CONVERSION OF COMPANY STOCK OPTIONS. Except the Stock Option Agreement and as described in Schedule 1.5 hereto, as of the date of this Agreement there are no validly issued and outstanding options to purchase shares of Company Stock, and no other options, rights, warrants, scrip or similar rights to purchase shares of Company Common Stock (collectively, the "Company Stock Options") are (or have been) issued and outstanding by the Company. Without any action by the holders thereof, each Company Stock Option which shall be outstanding at the Effective Time of the Merger shall thereafter be exercisable solely to purchase a number of shares of Purchaser Common Stock in the manner provided in the Merger Agreement.

   1.6. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of the Company's Common Stock which are issued and outstanding immediately prior to the Closing and which are held by stockholders of the Company who did not vote in favor of the Merger and who comply with all of the relevant provisions of Sections 86 through 98 of the Massachusetts Business Corporation Law ("MBCL") (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Per Share Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the MBCL. If any such holder so loses such rights, such shares shall thereupon be deemed converted into and become exchangeable for the right to receive, as of the Closing, the Per Share Consideration without any interest thereon. If the holder of any such shares shall become entitled to receive payment therefor pursuant to this Paragraph or applicable law, such payment shall be made by the Purchaser. The Company shall give the Purchaser (i) prompt notice of any Dissenting
Shares, withdrawals of Dissenting Shares or any other instruments served pursuant to Sections 86 through 98 of the MBCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to Dissenting Shares. The Company will not voluntarily make any payment with respect to any Dissenting Shares and will not, except with the prior written consent of the Purchaser, settle or offer to settle any Dissenting Shares.

   1.7. FRACTIONAL SHARES. No fractional shares of Purchaser Common Stock will be issued in connection with the Merger. As a mechanical device for rounding fractional interests to whole shares, in any case where the conversion ratio provided for in Section 1.4 indicates that any holder of Company Common Stock would otherwise be entitled to delivery of a fractional share of Purchaser Common Stock, such holder shall be entitled to receive a cash payment with respect to such fraction of a share to which such holder otherwise would be entitled. Such cash payment shall be equal to the product obtained by multiplying the fraction of a share to which the holder thereof otherwise would be entitled by the average closing price of Purchaser Common Stock on the NASDAQ NMS for the twenty (20) consecutive trading days ending on the fifth trading day prior to the date of receipt of the last regulatory approval regarding the transaction contemplated by this Agreement (the "Determination Price").

   1.8. SURRENDER OF CERTIFICATES. On the date of the Closing, the Purchaser will deliver to the exchange agent designated for the Merger (the "Exchange Agent") (i) certificates representing the number of shares of Purchaser Common Stock that will be required for delivery to the stockholders of the Company pursuant to the Merger, (ii) the appropriate amount of cash to be held in trust by the Exchange Agent and will take such further action as may be necessary in order that certificates for shares of Purchaser Common Stock and any fractional share cash consideration may be delivered to the stockholders of the Company.
As promptly as practicable after the Closing, each holder of an outstanding certificate or certificates theretofore representing shares of Company Common Stock shall surrender the same to the Exchange Agent and such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Purchaser Common Stock into which the shares of Company Common Stock were converted as a result of the Merger. Dividends or other distributions payable after the Closing to holders of record after such date in respect of such shares of Purchaser Common Stock resulting from the exchange of Company Common Stock shall not be paid to holders thereof until certificates are surrendered for exchange as aforesaid, but, upon surrender, there shall be paid to the holders of Purchaser Common Stock issued in exchange for Company Common Stock the amount of dividends or other distributions which shall have become payable to the Purchaser's stockholders of record after the date of the Closing, without interest.

   1.9. ISSUANCE OF SHARES IN ANOTHER NAME. If any certificate for shares of Purchaser Common Stock is to be issued in a name other than the exact name in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason thereof or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

   1.10. COMPANY TRANSFER BOOKS CLOSED AND STOCK DELISTED. On the date of the Closing, the stock transfer books of the Company shall be deemed closed, and no transfer of shares of the Company shall be made thereafter. The Company shall notify the transfer agent and registrar for the shares of Company Common Stock, at least ten (10) days before the anticipated date of the Closing, that no transfer of shares will be made after that date. In anticipation of the date of Closing, the Company shall do all such things necessary to cause trading in its shares to be terminated simultaneously with the date of Closing.

   1.11. ADJUSTMENTS. If after the date of this Agreement and prior to the date of the Closing the Purchaser shall declare a stock dividend upon, or subdivide, split up, reclassify or combine Purchaser Common Stock, and the record date for such action shall occur prior to the date of the Closing, then upon the effectiveness of the Merger the number of shares of Purchaser Common Stock to be delivered for each share of Company Common Stock shall be adjusted so that each holder of shares of Company Common Stock shall be entitled to receive such number of shares of Purchaser Common Stock that it would own, or be entitled to own, if the date of the Closing had occurred immediately prior to the occurrence of the record date for such event.

   1.12. NON-FINANCIAL ISSUES. It is understood between the parties that, consistent with the Purchaser's current strategic plan, the Purchaser intends to retain the current members of the Company's Board of Directors and to name, in its discretion, two additional Directors to the Company, who may be employees of the Purchaser or its subsidiaries.

   It is further understood that the Purchaser intends to continue the Company's current employment policies and benefits, subject to the Purchaser's discretion to revise such policies and benefits in a manner consistent with the Purchaser's employment policies and benefit programs in effect from time to time.

   1.13. LOCK-UP. On the date of this Agreement, the Company shall grant to the Purchaser options for the purchase of 359,939 shares of the Company's Common Stock at $20.00 per share ("Lock-up Options") upon the terms and conditions set forth in the Stock Option Agreement.

    1.14. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of the Company beginning at 10:00 a.m., or at such other time and place as may be agreed upon by the Purchaser and the Company, on such date, following three business days' notice to the Company, as shall be agreed upon by all parties, which date shall not be later than the 5th business day after (i) the last required approval of governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) the day on which all conditions to the consummation of the Merger have been fulfilled or waived in accordance with this Agreement. In accordance with Section 10.1 of this Agreement, this Agreement may be terminated at the election of either party if Closing does not occur on or before June 30, 1996.

   1.15. ADDITIONAL ACTIONS. If, at any time after the Closing, the Purchaser or the Company shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Purchaser or the Company its rights, title or interest in, to or under any of the rights, properties or assets of Newco, or (ii) otherwise carry out the purposes of this Agreement, Newco and its officers and directors shall be deemed to have granted to the Purchaser and the Company an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Purchaser or the Company its right, title or interest in, to or under any of the rights, properties or assets of Newco or (ii) otherwise carry out the purposes of this Agreement.

   1.16. COMPANY'S RIGHT TO TERMINATE TRANSACTION. The Company shall have the right to terminate the transaction if the Determination Price is less than $23.25; provided, however, the Company must notify the Purchaser in writing within three business days after the Determination Price is calculable that it intends to exercise the termination right in this Section.


                                  II.
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

   2.1. ORGANIZATION AND STANDING. The Company is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. The Company owns three subsidiaries, Admiral Properties, Inc., Flagship Securities Corporation and Flagship Real Estate Corporation. Any reference to the Company is intended, when applicable, to include all three such subsidiaries. The Company is duly qualified to do business in all jurisdictions where the character of its property or the nature of its respective activities makes such qualification necessary except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business or financial condition of the Company.

   2.2. CAPITALIZATION OF THE COMPANY. The Company's entire authorized capital stock consists of 5,000,000 shares of Common Stock, par value $2.815 per share (the "Company Common Stock"), of which 1,113,144 shares are issued and 1,085,600 shares are outstanding; and 10,000 shares of Preferred Stock, par value, $1.00 per share, of which no shares are issued and outstanding. All such issued and outstanding shares of Company Common Stock have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights.

   Except as indicated in SCHEDULE 1.5 and SECTION 1.5 to this Agreement, the Company is not a party to or bound by any options, warrants, calls, contracts, commitments or rights of any character relating to any issued or unissued capital stock or any other security issued or to be issued by it. None of the shares of capital stock of the Company has been issued in violation of the preemptive rights of any person.

   2.3. FINANCIAL STATEMENTS: FDIC DOCUMENTS; CORPORATE RECORDS. The Company has delivered to the Purchaser copies of the Company's audited financial statements for the fiscal years ended December 31, 1992, 1993 and 1994 and the Company's financial statements (unaudited) for the 6 months ended June 30, 1995 (collectively, the "Company Financial Statements"). The Company Financial Statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles applicable to financial institutions, applied on a consistent basis throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements and, in the case of unaudited statements, except for normal recurring year-end adjustments), and present fairly the financial position, results of operations, changes in stockholders' equity and cash flows of the Company at the dates of such statements and for the periods covered thereby. The Company is not required to file any reports with the Federal Deposit Insurance Corporation (the "FDIC") pursuant to the Securities and Exchange Act of 1934. The minute books of the Company contain accurate records of all corporate actions of its stockholders and Board of Directors (including, for the last three years, committees of its Board of Directors) in accordance with good business practices.

   2.4. NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the balance sheets included within the Company Financial Statements referred to in SECTION 2.3 of this Agreement, at the date of such statements, the Company had no material liabilities or obligations (whether accrued or absolute).

   2.5. ABSENCE OF CERTAIN CHANGES, EVENTS OR CONDITIONS. Since December 31, 1994, there has not been any change in the Company's financial position, results of operations, assets, liabilities, net worth or business, other than changes in the ordinary course of business which have not been materially adverse and since December 31, 1994 the Company has not experienced any event or condition of any character (whether or not covered by insurance) which could reasonably be expected to materially adversely affect its properties, businesses, financial positions, results of operations, or net worth.

   2.6. TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. The Company has good and marketable title to all its properties and assets, real and personal (including those reflected in the Company Financial Statements, except as sold or otherwise disposed of in the ordinary course of business since the date thereof), in each case free and clear of all liens, encumbrances, charges, defaults or equitable interests, except (i) those reflected in the Company Financial Statements or in the notes to such Company Financial Statements,
(ii) the lien of current taxes not yet due and payable, (iii) pledges to secure deposits and other liens incurred in the ordinary course of banking business and
(iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or anticipated business use, of the properties subject thereto or affected thereby, or impair business operations. The Company has not received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or its properties which has not been complied with, nor any proposed changes in any such laws, orders or regulations which might have a material adverse effect on its business. The Company has no knowledge of any threatened or impending condemnation of any properties of the Company by any governmental authority.
All leases pursuant to which the Company, as lessee, leases real and personal property are valid and enforceable in accordance with their respective terms.

   2.7. LOANS. Except as reflected on SCHEDULE 2.7, to the best of the Company's knowledge and upon reasonable belief, each loan reflected as an asset in the Company Financial Statements, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles. Except as reflected in SCHEDULE 2.7, as of the date of this Agreement, the Company is not a party to any loan, including any loan guaranty, with any director, executive officer or 5% stockholder of the Company or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit which are classified as Insider Transactions by Regulation O of the Federal Reserve Board have been made by the Company in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features. Except as disclosed on SCHEDULE 2.7, all loans and participations sold by the Company have been sold without recourse. The Company has disclosed to the Purchaser in writing prior to the date hereof the amount of all loans, leases, and other extensions of credit that it has classified internally as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Watch List Assets," or words of similar import, and it shall promptly after the end of each quarter after the date hereof and on the Closing inform the Purchaser of the amount of each such classification.

   2.8. ALLOWANCE FOR LOAN LOSSES; OTHER REAL ESTATE OWNED. To the best of the Company's knowledge and upon reasonable belief, the allowance for loan losses reflected in the Company Financial Statements as of their respective dates, is adequate under the requirements of generally accepted accounting principles applicable to financial institutions and all regulatory requirements applicable to financial institutions. The other real estate owned ("OREO") and insubstance foreclosures included in any of the Company's non-performing assets are carried net of reserves at the lower of cost or fair value based on current independent appraisals or current management appraisals.

   2.9.  TAX MATTERS.

         (a) The Company has timely filed federal income tax returns for each year through 1994 and has timely filed, or caused to be filed, all other material federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to the Company. All taxes reported as due on such tax returns have been paid and, as of the Closing, all material taxes due in respect of any subsequent periods ending on or prior to the Closing will have been paid or adequate reserves will have been established as reflected in the Company Financial Statements for the payment thereof. Except as reflected in SCHEDULE 2.9, no audit examination or deficiency or refund litigation with respect to such returns is pending. The Company will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established as reflected in the Company Financial Statements.

         (b) All federal, state and local (and, if applicable, foreign) tax returns filed by the Company are complete and accurate in all material respects. The Company is not delinquent in the payment of any tax, assessment or governmental charge (other than any such tax, assessment or charge being disputed in good faith), and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not been filed, except as reflected in SCHEDULE 2.9. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) in writing against the Company which have not been settled and paid or otherwise resolved. There are currently no agreements in effect with respect to the Company to extend the period of limitations for the assessment or collection of any tax.

         (c) The Company has timely filed all material tax returns required to have been filed under, and has timely complied in all material respects with the requirements of, SECTIONS 1441-1446, 3406 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws.

         (d) There are no material proposed additional taxes, interest or penalties with respect to any year examined or not yet examined.

   2.10. LITIGATION, ETC. Except as described on SCHEDULE 2.10, and other than in the normal course of business, there is no litigation, proceeding or governmental investigation pending or, to the knowledge of the Company, threatened or in prospect, against or relating to the Company, its respective properties or businesses, or the transactions contemplated by this Agreement. Except as disclosed on SCHEDULE 2.10, there are no actions, suits or proceedings instituted, pending or, to the knowledge of the Company and each of its directors and executive officers, threatened against any present or former director or officer of the Company that might give rise to a claim for indemnification as contemplated by SECTION 7.11 hereof, and the Company is aware of no reasonable basis for any such action, suit or proceeding. Except as disclosed on SCHEDULE 2.10, the Company is not subject to or bound by any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is a party or of which it has knowledge.

   2.11. COMPLIANCE WITH LAWS.

         (a) The Company is in compliance in all material respects with all statutes, regulations and ordinances which are material to the conduct of its business, and except as disclosed on SCHEDULE 2.11, the Company has not received notification from any agency or department of federal, state or local government
(i) asserting a material violation of any such statute or regulation,
(ii) threatening to revoke any license, franchise, permit or government authorization or (iii) restricting or in any way limiting its operations.
Except as disclosed in SCHEDULE 2.11, the Company is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and it has not received any communication requesting that it enter into any of the foregoing.

    (b) The Company has all governmental licenses, permits, approvals and other authorizations, and has made all filings and registrations, which are necessary in order to enable it to own or lease its properties and assets and to conduct its businesses as they are now being conducted. SCHEDULE 2.11 fairly and accurately summarizes or lists all material licenses, permits, approvals, authorizations and regulatory matters relating to the business of the Company.

   2.12. LABOR MATTERS. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind has occurred or currently is pending or, to the knowledge of the Company, threatened. The Company is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company pending or threatened.

   2.13. INFORMATION FOR PROXY STATEMENT. The information and data provided and to be provided by the Company for use in the Registration Statement and Proxy Statement referred to in Article VIII, when such Registration Statement and Proxy Statement becomes effective and at the time of mailing of such Registration Statement and Proxy Statement to the stockholders of the Company,
(i) shall comply in all material respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and (ii) will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   2.14. NO CONFLICT WITH OTHER DOCUMENTS. Except as described in SCHEDULE 2.14 and assuming satisfaction of the condition set forth in Section 9.8, as a result of obtaining all necessary consents and approvals neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Company's charter documents or by-laws, any terms of any material contract or other instrument to which the Company is a party, or any material judgment, decree or order applicable to the Company, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Company.

   2.15. AUTHORITY. The execution, delivery and performance of this Agreement by the Company have been duly authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of the Company. Upon the satisfaction of all conditions contained herein and the filing of the Merger Agreement with the appropriate authorities, this Agreement will result in the valid, binding and enforceable statutory merger of the Company and Newco and the acquisition of the Company by Purchaser. Under the Company's charter documents and applicable law (a) the affirmative vote of the holders of at least 723,733 shares (66 2/3%) of the outstanding shares of Company Common Stock is required and sufficient for the approval by the Company's stockholders of the transactions contemplated by this Agreement and (b) statutory appraisal rights will be available to the Company's stockholders in connection with the Merger.

   2.16. CONTRACTS.

         (a) Except as disclosed on SCHEDULE 2.16, the Company is not a party to, or is not bound by, any oral or written:

              (i) "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC;

              (ii) consulting agreement not terminable on 30 days' or less notice involving the payment of more than $50,000.00 per annum, in the case of any such agreement;

              (iii) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

              (iv) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $50,000.00;

              (v) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

              (vi) agreement containing covenants that limit its ability to compete in any line of business or with any person or entity, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

              (vii) agreement, contract or understanding, other than this Agreement, regarding the capital stock of the Company or committing to dispose of some or all of the stock or substantially all of the assets of the Company; or
              (viii) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

         (b) To the best of the Company's knowledge and upon reasonable belief, each of the contracts, nstruments and other documents described in SCHEDULE 2.16 is valid and in full force and effect, and a true and complete copy thereof has been delivered to the Purchaser.

         (c) The Company is not in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time and giving of notice or both, would constitute such a default.

         (d) Since December 31, 1994, the Company has not incurred or paid any obligation or liability that would be material to the Company, except obligations incurred or paid in connection with transactions in the ordinary course of business consistent with past practices and except as disclosed on
SCHEDULE 2.16.

   2.17. PENSION AND EMPLOYEE BENEFIT PLANS.

         (a) Except as disclosed on SCHEDULE 2.17, there are no plans in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, warrants or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, in which any employee of the Company is entitled to participate. The Company previously has delivered to the Purchaser true and complete copies of each of the plans listed or referred to on SCHEDULE 2.17 (collectively the "Plans"), all trust agreements, insurance contracts, investment management agreements and other similar documents currently in effect with respect to the Plans, and all summary plan descriptions currently in effect with respect to the Plans. Each of the Plans is in full force and effect without amendment or modification and has been operated in all material respects in accordance with its terms.
Through the date of the Closing, there will be no material change in the operations of the Plans or in the documents constituting or affecting the Plans. All required governmental filings have been made with respect to the Plans. There are no pending investigations or proceedings concerning the Plans before the Internal Revenue Service (the "IRS"), the Department of Labor or the Pension Benefit Guaranty Corporation. There are no pending or, to the knowledge of the Company, threatened claims by or disputes with any participants in the Plans, concerning the Plans, other than benefit claims by participants made in the normal course of operating the Plans. The Company has no knowledge of any facts which could give rise to claims against the Plans or against any fiduciary of any Plan other than benefit claims by participants expected in the normal course of operating the Plans. Neither the Company nor, to the best of the Company's knowledge, information and belief, any other fiduciary of any Plan has given notice to its fiduciary liability insurer of any claims or potential claims against it with respect to any Plan. True and correct copies of the annual reports of the Plans, if any, filed with the Department of Labor and the IRS for the 1992, 1993 and 1994 fiscal years, and all financial statements of the Plans, if any, for the fiscal years ended December 31, 1992, 1993 and 1994 previously have been delivered to the Purchaser. The Company has not engaged in any "prohibited transaction" as defined in Section 406(a) and (b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or as defined in Section 4975 of the Code, with respect to any Plan for which any exemption granted by or pursuant to Section 408 of ERISA or Section 4975 is not available.

         (b) Each of the Plans which is intended to qualify under Section 401 of the Code is designated on SCHEDULE 2.17 as being a qualified plan (the Plans so designated being hereinafter referred to as the "Qualified Plans"). Each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the Code. True and correct copies of all determination letters from the IRS with respect to the Qualified Plans which were issued after the effective date of ERISA previously have been delivered to the Purchaser.

   2.18. INSURANCE. Except as disclosed on SCHEDULE 2.18, the Company currently maintains insurance in amounts reasonably necessary for its operations and similar in scope and coverage to that maintained by other entities similarly situated. Except as disclosed on SCHEDULE 2.18, the Company has not received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, the Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of the Company contemplated hereby.

   2.19. REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which the Company has purchased securities subject to an agreement to resell, if any, the Company has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

   2.20. DEPOSIT INSURANCE. The deposits of the Company are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended ("FDIA"), and the Company has paid all assessments and filed all reports required by the FDIA.

   2.21. ENVIRONMENTAL LIABILITY.

         (a)(i) The Company,its Participation Facilities and its Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a material adverse effect on the Company.

             (ii) There is no suit, claim, action, demand, executive or administrative order, directive, or, to the Company's knowledge, any investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against the Company or any Participation Facility
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by the Company or any Participation Facility except as to such matters which, either individually or in aggregate, would not have a material adverse effect on the Company;

              (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Company in respect of such Loan Property) relating to (x) alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) liability for the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a material adverse effect on the Company;

              (iv) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in SECTION 2.21(a)(ii) or (iii).

              (v) The properties currently or formerly owned or operated (including, without limitation, in a fiduciary capacity) by the Company (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material in violation of applicable Environmental Law, other than as may have been set forth in the environmental reports previously provided to the Purchaser, and except in amounts which, either individually or in the aggregate, would not have a material adverse effect on the Company (provided, however, that with respect to properties formerly owned or operated by the Company, such representation is limited to the period the Company owned or operated such properties);

              (vi) The Company has not received any written notice, demand letter, executive or administrative order, directive or written request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

              (vii) There are no underground storage tanks ("USTs") on, in or under, and no USTs have been closed or removed from, any properties or Participation Facility which are or have been in the Company's ownership, other than as may have been set forth in the environmental reports previously provided to the Purchaser, except USTs which are in compliance with Environmental Laws or with respect to which any noncompliance would not result in a material adverse effect on the Company;

              (viii) During the period of (l) The Company's ownership or operation (including without limitation in a fiduciary capacity) of any of its current properties; (m) the Company's participation in the management of any Participation Facility, or (n) to the Company's knowledge, the Company's holding of a security interest in a Loan Property,there has been no release of Hazardous Material in, on, under or affecting such properties, except as permitted under applicable Environmental Law and except for releases which, either individually or in the aggregate, would not have a material adverse effect on the Company; and

              (ix) The only Loan Properties or Participation Facilities in which the Company, or any Subsidiary, participates in management are those described in SCHEDULE 2.21.

         (b)  The following definitions apply for purposes of this SECTION 2.21:
(v) "Loan Property" means any property in which the Company holds a security interest, and where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Participation Facility" means any facility in which the Company participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code,license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement, or agreement with any governmental entity relating to the protection, preservation or restoration of the environment or of health and human safety, in each case as amended and as now in effect; including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act,the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto),the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law enacted by any state having jurisdiction over any Loan
Property or Participation Facility, each as amended and as now or hereafter in effect, and (y) "Hazardous Material" means any substance which is or could be detrimental to human health or safety to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material,asbestos,asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, any of which is regulated by, or subject to regulation under, any Environmental Law.

   2.22. NO PENDING TRANSACTIONS. Except for the transactions contemplated by this Agreement, the Company is not and will not become a party to or bound by or the subject of any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation, entity or person or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation, entity or person.

   2.23. TRANSACTIONS WITH AFFILIATES. Except as disclosed on SCHEDULE 2.23, the Company is not a party to any transaction (other than the employment agreements set forth in SCHEDULE 2.16) with any (i) current or former officer or director of the Company, or (ii) any parent, spouse, child, brother, sister or other family relations of any such officer or director or (iii) any corporation or partnership of which any such officer or director or any such family relations is an officer, director, partner or greater than 5% stockholder
(based on percentage ownership of voting stock) or (iv) any "affiliate" or "associate" of any such persons or entities (as such terms are defined in the rules and regulations promulgated under the Securities Act), including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

   2.24. BROKERS AND FINDERS. Neither the Company, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions (other than legal and accounting fees) in connection with the transactions contemplated herein, except for the Company's retention of KPMG Peat Marwick LLP to perform certain financial advisory services and Alex Sheshunoff & Company to provide a fairness opinion.

   2.25. AGREEMENTS WITH BANKING AUTHORITIES.  Except as disclosed on
SCHEDULE 2.25, the Company is not a party to any commitment, letter, written agreement, memorandum of understanding or order to cease and desist with any federal or state governmental authority charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which in any manner restricts the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

   2.26. DISCLOSURE. No representation or warranty made by the Company in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Purchaser or hereafter required to be furnished to the Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                                    III.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

   3.1. ORGANIZATION AND STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has full corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Copies of the entire charter and by-laws of the Purchaser will be delivered to the Company, and such documents are complete and correct and in full force and effect as of the date of this Agreement. The Purchaser is registered as a bank holding company under the Bank Holding Company Act. The Purchaser wholly owns Chittenden Trust Company, a Vermont-chartered, F.D.I.C.-insured commercial bank and The Bank of Western Massachusetts, a Massachusetts-chartered, F.D.I.C.- insured trust company. The Purchaser is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the character of its properties or the nature of its activities makes such qualification necessary except where the failure to so qualify could not be expected to have a material adverse effect on the business or financial condition of the Purchaser and its subsidiaries on a consolidated basis.

   3.2.  NEWCO.

         (i) Newco will be a trust company duly organized under Chapter 172 of the Massachusetts general laws, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. All of the outstanding shares of capital stock of Newco will be validly issued, fully paid and nonassessable and owned directly by the Purchaser free and clear of any lien, charge or other encumbrance.

         (ii) Newco will have the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Newco and the consummation of the transactions contemplated hereby will be duly and validly authorized by all necessary corporate actions in respect thereof on the part of Newco. This Agreement will be a valid and binding obligation of Newco, enforceable in accordance with its terms.

   3.3. CAPITALIZATION. The Purchaser's entire authorized capital stock consists of 200,000 shares of Preferred Stock, par value $100.00 per share, of which no shares are issued and outstanding, and 30,000,000 shares of Common Stock, par value $1.00 per share (the "Purchaser Common Stock"), of which approximately 8,487,016 shares are outstanding, and 293,934 shares are held in the Purchaser's treasury. All issued and outstanding shares of Purchaser Common Stock have been duly and validly issued and are fully paid and non-assessable, free of any preemptive rights. SCHEDULE 3.3 lists Purchaser Options, which schedule accurately sets forth the exercise price and date of grant of each Purchase Option and the number of shares of Purchaser Common Stock which each Purchaser Option represents. Each Purchaser Option is valid and in full force and effect. Except as indicated above and set forth on Schedule 3.3, the Purchaser is not a party to or bound by any options, calls, warrants or subscriptions of any character relating to any issued or unissued stock or any other equity security issued or to be issued by it.

   3.4. FINANCIAL STATEMENTS. The Purchaser has delivered to the Company copies of the Purchaser's audited consolidated financial statements for the fiscal years ended December 31, 1992, 1993 and 1994 and the Purchaser's consolidated financial statements (unaudited) for the 6 months ended June 30, 1995 (the "Purchaser Financial Statements"). The Purchaser Financial Statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles applicable to financial institutions applied on a consistent basis throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements and, in the case of unaudited statements, except for normal recurring year-end adjustments), and present fairly the consolidated financial position, consolidated results of operations, changes in stockholders' equity and cash flows of the Purchaser at the dates of such statements and for the periods covered thereby. The Purchaser also will deliver to the Company copies of its Form 10-K's, Form 8-K's, Form 10-Q's, proxy statements and other periodic reports filed with the SEC pursuant to the Exchange Act in respect of or during the three years and 6 months ended June 30, 1995 which are the material documents that the Purchaser was required to file with the SEC during such period, and such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

   3.5. NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in the consolidated balance sheets included within the Purchaser Financial Statements, at the dates of such statements, the Purchaser and its consolidated subsidiaries had no material liabilities or obligations (whether accrued or absolute).

   3.6. ABSENCE OF CERTAIN CHANGES, EVENTS OR CONDITIONS. Since December 31, 1994, there has not been any change in the Purchaser's consolidated financial position, consolidated results of operations, assets, liabilities, net worth or business, other than the Purchaser's acquisition of The Bank of Western Massachusetts and changes in the ordinary course of business which have not been materially adverse. Since December 31, 1994, the Purchaser has not experienced any event or condition of any character (whether or not covered by insurance) which has materially adversely affected or will so affect its properties, business, financial position, results of operations, or net worth on a consolidated basis.

   3.7. TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. The Purchaser has good and marketable title to all its properties and assets, real and personal (including those reflected in the Purchaser Financial Statements, except as sold or otherwise disposed of in the ordinary course of business since the date thereof), in each case free and clear of all liens, encumbrances, charges, defaults or equitable interests, except (i) those reflected in the Purchaser Financial Statements or in the notes to such Purchaser Financial Statements, (ii) the lien of current taxes not yet due and payable, (iii) pledges to secure deposits and other liens incurred in the ordinary course of banking business and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or anticipated business use of the properties subject thereto or affected thereby, or impair business operations. The Purchaser has not received any notice of violation of any applicable zoning laws, orders, regulations, or requirements relating to its operations or its properties which has not been complied with, nor any proposed changes in any such laws, order or regulations which might have a material adverse effect on its business. The Purchaser has no knowledge of any threatened or impending condemnation of any properties of the Purchaser by any governmental authority. All leases pursuant to which the Purchaser, as lessee, leases real and personal property are valid and enforceable in accordance with their respective terms.

   3.8. LITIGATION, ETC. Except as described in SCHEDULE 3.8, and other than in the normal course of business, there is no litigation, proceeding or governmental investigation pending or, to the knowledge of the Purchaser, threatened or in prospect against or relating to the Purchaser or its consolidated subsidiaries, their respective properties or businesses, or the transactions contemplated by this Agreement. Except as disclosed on
SCHEDULE 3.8, neither the Purchaser nor any of its consolidated subsidiaries is subject to or bound by any order of any court, regulatory commission, board or administrative body entered in any proceeding to which it is a party or of which it has knowledge.

   3.9. LOANS. To the best of the Purchaser's knowledge and upon reasonable belief, each loan reflected as an asset in the Purchaser Financial Statements,
(i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles. All loans and extensions of credit which are classified as Insider Transactions by Regulation O of the Federal Reserve Board have been made by the Purchaser in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

   3.10. ALLOWANCE FOR LOAN LOSSES; OTHER REAL ESTATE OWNED. To the best of the Purchaser's knowledge and upon reasonable belief, the allowance for loan losses reflected in the Purchaser Financial Statements as of their respective dates, is adequate under the requirements of generally accepted accounting principles applicable to financial institutions and all regulatory requirements applicable to financial institutions. The other real estate owned ("OREO") and insubstance foreclosures included in any of the Purchaser's non-performing assets are carried net of reserves at the lower of cost or fair value based on current independent appraisals or current management appraisals.

   3.11. TAX MATTERS.

         (a) The Purchaser has timely filed federal income tax returns for each year through 1994 and has timely filed, or caused to be filed,all other material federal, state, local and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns and FICA and FUTA returns) required to be filed with respect to the Purchaser. All taxes reported as due on such tax returns have been paid and, as of the Closing, all material taxes due in respect of any subsequent periods ending on or prior to the Closing will have been paid or adequate reserves will have been established as reflected in the Purchaser Financial Statements for the payment thereof. No audit examination or deficiency or refund litigation with respect to such return is pending. The Purchaser will not have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established as reflected in the Purchaser Financial Statements.

         (b) All federal, state and local (and, if applicable, foreign) tax returns filed by the Purchaser are complete and accurate in all material respects. The Purchaser is not delinquent in the payment of any tax, assessment or governmental charge (other than any such tax assessment or charge being disputed in good faith), and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not been filed. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) in writing against the Purchaser which have not been settled and paid or otherwise resolved. There are currently no agreements in effect with respect to the Purchaser to extend the period of limitations for the assessment or collection of any tax.

         (c) The Purchaser has timely filed all material tax returns required to have been filed under, and has timely complied in all material respects with the requirements of, Sections 1441-1446, 3406 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws.

         (d) There are no material proposed additional taxes, interest or penalties with respect to any year examined or not yet examined.

   3.12. COMPLIANCE. The Purchaser and its consolidated subsidiaries have all licenses, permits, approvals and other authorizations, and have made all necessary filings and registrations which are necessary in order to enable them to own or lease its properties and assets and to conduct their businesses as they are now being conducted. The Purchaser and its consolidated subsidiaries are in compliance in all material respects with all applicable laws, regulations and ordinances which are material to the business of the Purchaser and its subsidiaries taken as a whole. The Purchaser and its consolidated subsidiaries have not received notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, or permit or government authorization or (iii) restricting or in any way limiting its operations. Neither the Purchaser nor any of its consolidated subsidiaries is subject to any regulatory, or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment and it has not received any communication requesting that it enter into any of the foregoing.

   3.13. LABOR MATTERS. No labor dispute, strike, work stoppage, employee action or labor relations problem of any kind has occurred or currently is pending or, to the knowledge of the Purchaser, threatened. The Purchaser is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Purchaser pending or threatened.

   3.14. DEPOSIT INSURANCE. The deposits of the Purchaser are insured by the Federal Deposit Insurance Corporation in accordance with the Federal Deposit Insurance Act, as amended ("FDIA"), and the Purchaser has paid all assessments and filed all reports required by the FDIA.

   3.15. ENVIRONMENTAL LIABILITY. The Purchaser, its consolidated subsidiaries, its Participation Facilities and its Loan Properties are, and have been, in substantial compliance with all Environmental Laws (as defined in Section 2.21), except where non-compliance would, either individually or in the aggregate, not have a material adverse effect on the Purchaser.

          (i) The Purchaser, its Participation Facilities and its Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below), except where non-compliance would, either individually or in the aggregate, not have a material adverse effect on the Purchaser.

          (ii) There is no suit, claim, action, demand, executive or administrative order, directive, or, to the Purchaser's knowledge, any investigation or proceeding pending or threatened before any court, governmental agency or board or other forum against the Purchaser or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by the Purchaser or any Participation Facility except as to such matters which, either individually or in aggregate, would not have a material adverse effect on the Purchaser;

           (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Purchaser in respect of such Loan Property) relating to (x) alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) liability for the release into the environment of any Hazardous Material or oil, whether or not occurring at or on a site owned, leased or operated by any Loan Property, except as to such matters which, either individually or in the aggregate, would not have a material adverse effect on the Purchaser;

           (iv) There is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in SECTION 2.21(a)(ii) or (iii).

           (v) The properties currently or formerly owned or operated (including, without limitation, in a fiduciary capacity) by the Purchaser (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material in violation of applicable Environmental Law, and except in amounts which, either individually or in the aggregate, would not have a material adverse effect on the Purchaser (provided, however, that with respect to properties formerly owned or operated by the Purchaser such representation is limited to the period the Purchaser owned or operated such properties);

           (vi) The Purchaser has not received any written notice, demand letter, executive or administrative order, directive or written request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

           (vii) There are no underground storage tanks ("USTs") on, in or under, and no USTs have been closed or removed from, any properties or Participation Facility which are or have been in the Purchaser's ownership except USTs which are in compliance with Environmental Laws or with respect to which any noncompliance would not result in a material adverse effect on the Purchaser;

           (viii) During the period of (l) The Purchaser's ownership or operation (including without limitation in a fiduciary capacity) of any of its current properties; (m) the Purchaser's participation in the management of any Participation Facility, or (n) to the Purchaser's knowledge, the Purchaser's holding of a security interest in a Loan Property, there has been no release of Hazardous Material in, on, under or affecting such properties, except as permitted under applicable Environmental Law and except for releases which, either individually or in the aggregate, would not have a material adverse effect on the Purchaser; and

           (ix) The only Loan Properties or Participation Facilities in which the Purchaser, or any Subsidiary, participates in management are those described in SCHEDULE 3.15.

   3.16. INFORMATION FOR PROXY STATEMENT. The information and data provided and to be provided by the Purchaser for use in the Registration Statement and Proxy Statement or Joint Proxy Statement,if required, when such Registration Statement and Proxy Statement becomes effective and at the time of mailing such Registration Statement and Proxy Statement to the stockholders of the Company and, if required, to the Purchaser, (i) shall comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and (ii) will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

   3.17. NO CONFLICT WITH OTHER DOCUMENTS. Assuming satisfaction of the conditions set forth in Section 9.1, as a result of obtaining all necessary consents and approvals, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Purchaser's charter or by-laws, any terms of any material contract or other instrument to which the Purchaser or any of its subsidiaries is a party, or any material judgment, decree or order applicable to the Purchaser or any of its subsidiaries, or result in the creation of any lien, charge or encumbrance upon any of their properties or assets.

   3.18. AUTHORITY. The execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of the Purchaser. Upon the satisfaction of all other conditions herein and the filing of the Merger Agreement with all appropriate authorities, this Agreement will result in the valid, legally binding and enforceable statutory merger of the Company and Newco and the acquisition of the Company by the Purchaser.

   3.19. VALIDITY OF COMMON STOCK. The shares of Purchaser Common Stock to be issued or delivered by the Purchaser in connection with the Merger have been duly authorized for issue and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

   3.20. BROKERS AND FINDERS. Neither the Purchaser nor any subsidiary thereof, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions (other than legal and accounting fees) in connection with the transactions contemplated herein, except for the Purchaser's retention of M.A. Schapiro & Co., Inc. to perform certain financial advisory services.

   3.21. CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended and Bank Merger Act and the approval of such applications and notices, (ii) the filing of applications with the F.D.I.C. under the Bank Merger Act and approval of such applications, (iii) state banking approvals, (iv) the filing with the SEC of a proxy statement and the S-4, (v) the approval of this agreement by Purchaser as the sole stockholder of Newco,
(vi) the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (vii) such filings and approvals as are required to be made or obtained under securities or blue sky laws of various states in connection with the issuance of the shares of Purchaser Common Stock pursuant to this Agreement; (viii) such filings, authorizations or approvals as may be set forth in Section 3.21 of the Purchaser Disclosure Schedule, no consents or approvals of or filings or registrations with any governmental entity or any third party are necessary in connection with (1) the execution and delivery by Purchaser and Newco of this Agreement, (2) the consummation by Purchaser and Newco of the Merger and other transactions contemplated hereby, (3) the execution and delivery by Newco of the Merger Agreement and (4) consummation of transactions contemplated by the Merger Agreement. The affirmative vote of the holders of the shares of Purchaser Common Stock is not required to approve this Agreement or the transactions contemplated hereby. Purchaser hereby represents to Company that it has no reason to believe that it would be unable to obtain each and every required consent and approval referred to in this SECTION 3.21. The Purchaser will endeavor to obtain such consents and approvals so that the transactions contemplated by this Agreement and the Merger Agreement may be consummated on or prior to February 28, 1996.

   3.22. SEC REPORTS. Purchaser has previously made available to Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1990 by Purchaser with the SEC pursuant to the Securities Act or the Exchange Act (the "Purchaser Reports") and (b) communication mailed by Purchaser to its shareholders since January 1, 1990, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Purchaser has timely filed all Purchaser Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Purchaser Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

   3.23. AGREEMENTS WITH BANKING AUTHORITIES. The Purchaser is not a party to any commitment, letter, written agreement, memorandum of understanding or order to cease and desist with any federal or state governmental authority charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits which in any manner restricts the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or overall safety and soundness or such entity's ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

   3.24. DISCLOSURE. No representation or warranty made by the Purchaser in this Agreement and no statement contained in a certificate, schedule, list or other instrument or document specified in or delivered pursuant to this Agreement, whether heretofore furnished to the Company or hereafter required to be furnished to the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.


                                     IV.
                   CONDUCT OF BUSINESS PENDING THE MERGER

   4.1. CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE MERGER. Except as set forth in the Company Disclosure Schedule, from the date of this Agreement to the Closing, the Company shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its best efforts to maintain and preserve intact its business organization, assets, leases, properties, employees and advantageous business relationships and retain the services of its officers and key employees and (iii) intentionally take no action which would materially adversely affect or delay its ability to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement.

   4.2. FORBEARANCES. Except as set forth in the Company's Disclosure Schedule, from the date of this Agreement to the Closing, the Company shall not without the prior written approval of the Purchaser, which approval shall not be unreasonably withheld;

         (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness of the Company; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, Federal Home Loan Bank short - and long term advances, sales of certificates of deposit and entering into repurchase and reverse repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the ordinary course of business consistent with past practice;

         (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend other than the continuation of the Company's regular semi-annual cash dividend not to exceed $0.1525 per share and a pro rata dividend prior to the Closing for any time period for which the Company's stockholders would not be entitled to receive a dividend as holders of Purchaser Common Stock, or make any other distribution on, or directly or indirectly redeem, repurchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or issue any additional shares of capital stock except upon exercise of Company Stock Options outstanding on the date hereof, or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

         (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity, other than a direct or indirect wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practices, including, without limitation, sales of Small Business Administration loans, FMHA loans and mortgages in the secondary mortgage market or pursuant to contracts or agreements in force at the date of this Agreement;

         (d) except for transactions in the ordinary course of business, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity, other than a wholly owned Subsidiary thereof, in excess of $100,000;

         (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

         (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing, stock option, stock purchase, savings, bonus, deferred compensation, consulting, bonus or other employee benefit, incentive or welfare contract, plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

         (g) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

         (h) change its lending, investment, asset liability management, litigation, real estate valuation or other material banking policies in any material respect except as may be required by appropriate regulators or changes in applicable law and regulations.

         (i) amend its charter or its by-laws;

         (j) take any action that is reasonably likely to have a material adverse effect on the financial condition, results of operations or business of the Company; or

         (k) issue any options or warrants between the date hereof and the Closing.

                                     V.
                             REGULATORY APPROVALS

   5.1. MUTUAL COOPERATION. The Purchaser and the Company shall cooperate in the preparation and submission of applications to the appropriate authorities for approval of the Merger, including but not limited to the Securities and Exchange Commission, Federal Reserve Board, Federal Deposit Insurance Corporation, Banking Commissioner of the Commonwealth of Massachusetts and the Board of Bank Incorporation of the Commonwealth of Massachusetts.

                                     VI.
                          COVENANTS OF THE COMPANY

The Company covenants to the Purchaser that:

   6.1. BEST EFFORTS. The Company shall use best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby as promptly as practicable and to cooperate fully with the Purchaser to that end.

   6.2. REGISTRATION STATEMENT AND PROXY STATEMENT. The Company will cooperate with the Purchaser in the preparation of the Registration Statement and Proxy Statement with respect to the Purchaser Common Stock to be issued in the Merger and the solicitation of proxies of the stockholders of the Company to seek stockholder approval for the Merger and the transactions contemplated by this Agreement.

   6.3. INFORMATION. The Company will keep the Purchaser advised of all material developments relevant to its business and to consummation of the Merger and the transactions contemplated herein. The Company will give to the Purchaser and to the Purchaser's officers, accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all the properties, books, contracts, commitments and records of the Company. The Company will furnish to the Purchaser during such period all such information concerning the Company and its business and properties as the Purchaser may reasonably request. No information provided by the Company pursuant to this SECTION 6. 3 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger, of the Company.

   6.4. CONFIDENTIALITY. The Company shall, and shall cause its respective directors, officers, attorneys, agents or advisors to, maintain the confidentiality of all information obtained from the Purchaser or any of its subsidiaries pursuant to SECTION 7.5, which information is not otherwise publicly disclosed by the Purchaser or any of its subsidiaries. This covenant with respect to confidentiality shall survive any termination of this Agreement pursuant to Article X hereof. In the event of termination of this Agreement, the Company shall return to the Purchaser or destroy and certify the destruction of all information previously furnished by the Purchaser to the Company in connection with the transactions contemplated by this Agreement.

   6.5. MEETING OF STOCKHOLDERS. The Company will duly call and convene a meeting of its stockholders to act upon the transactions contemplated by this Agreement as soon as practicable, but not later than May 31, 1996, and the Board of Directors of the Company will, except to the extent legally required to do otherwise for the discharge by it of its fiduciary duties as determined upon written advice of counsel, recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and the transactions contemplated thereby. The Company will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement and, except as otherwise required by its fiduciary duties, will use its best efforts to obtain any vote of the Company's stockholders necessary for the approval and adoption of this Agreement and the transactions contemplated hereby. Except as otherwise required by law, the Company will not call and convene a meeting of its stockholders to consider or vote on any matter inconsistent with the consummation of the transactions contemplated by this Agreement.

   6.6. NOTICE OF LITIGATION. The Company will provide written notice to the Purchaser of any litigation, proceeding or governmental investigation which arises, or to the knowledge of the Company, is threatened or in prospect, which is reasonably foreseen as exposing the Company to cost or liability in excess of $100,000, after the date of this Agreement and prior to the Closing, against or relating to the Company, its properties or businesses, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to the Company with respect to such litigation proceeding or investigation.

   6.7. PRESS RELEASES. The Company will not, unless approved by the Purchaser hereto in advance, which approval shall not be unreasonably withheld, issue any press release or written statement for general circulation or other written public disclosure relating to the transactions contemplated hereby, except as otherwise required by law, it being contemplated that the Purchaser and the Company will issue a joint press release announcing the Merger and the transactions contemplated by this Agreement.

   6.8. CORPORATE TRANSACTIONS. The Company shall not solicit or encourage inquiries or proposals with respect to or, except to the extent required for the discharge by the Board of Directors of the Company of their fiduciary duties as determined upon written advice of counsel, furnish any information or recommend or endorse any takeover proposal relating to or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial portion of the assets or of a substantial equity interest in, the Company or any merger, consolidation or business combination with the Company other than as contemplated by this Agreement. The Company shall notify the Purchaser immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with it; shall immediately cease any negotiations or discussions existing at the date hereof concerning the foregoing and request the return to it of any information furnished by it to such party or shall instruct such party to destroy such information pursuant to the operable confidentiality letters; and shall instruct its employees, officers, directors, agents, advisors and affiliates to comply with the above.

   6.9. TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation or any similar provision of the Company's charter is applicable to the transactions contemplated by this Agreement and, if any such statute, regulation or provisions shall become applicable to the transactions contemplated by this Agreement, the Company and the members of its Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation or provision on the transactions contemplated hereby.

   6.10. PRESERVATION OF TAX-FREE TREATMENT. Neither the Purchaser nor the Company shall intentionally take or cause to be taken, omit to take or cause to be taken, before the Closing, any action which would disqualify the Merger as a "tax-free reorganization" within the meaning of Section 368 of the Code or adversely affect the "pooling of interests" treatment of the Merger. The Company's obligations hereto with respect to "pooling of interests" survives the Closing.

   6.11. AFFILIATES. The Company shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) to deliver to the Purchaser, as soon as practicable after the date of this Agreement, and prior to the date of the shareholders meeting called by the Company to approve this Agreement a written agreement in the form of Exhibit C hereto providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Purchaser Common Stock to be received by such "affiliates" in the Merger: (a) in the case of shares of Purchaser Common Stock to be received by "affiliates" of the Company in the Merger, except in compliance with the applicable provisions of the Securities Act, and the rules and regulations thereunder; and (b) during the period commencing thirty (30) days prior to the Merger and ending at the time of publication of financial results covering at least thirty (30) days of combined operations of Purchaser and Company.


                                      VII.
                           COVENANTS OF THE PURCHASER

The Purchaser covenants to the Company that:

   7.1. BEST EFFORTS. The Purchaser shall use best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby as promptly as practicable and to cooperate fully with the Company to that end.

   7.2. REGISTRATION STATEMENT AND PROXY STATEMENT. The Purchaser shall, as promptly as practicable following the preparation of the Registration Statement and Proxy Statement, file such document with the SEC, and the Purchaser shall use its best efforts to have the Registration Statement and Proxy Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of such Registration Statement and Proxy Statement.

   7.3. STOCK RESERVATION. Between the date hereof and the date of the Closing, the Purchaser will keep and reserve available a sufficient number of shares of Purchaser Common Stock for issuance and delivery to the stockholders of the Company as contemplated in this Agreement. The Purchaser will take all action and use best efforts to have the Purchaser Common Stock to be delivered hereunder listed on the NASDAQ NMS.

   7.4. BLUE SKY LAWS. The Purchaser shall use its best efforts to obtain, prior to the Closing, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement, provided that the Purchaser shall not be required by virtue thereof to submit to general jurisdiction in any state.

   7.5. INFORMATION. The Purchaser will keep the Company advised of all material developments relevant to its business and to consummation of the Merger and the transactions contemplated herein. The Purchaser and its subsidiaries will give to the Company and to the Company's officers, accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Closing, to all the properties, books, contracts, commitments and records of the Purchaser and its subsidiaries. The Purchaser and its subsidiaries will furnish to the Company during such period all such information concerning the Purchaser and its subsidiaries and their business and properties as the Company may reasonably request. No information provided by the Purchaser or any of its subsidiaries pursuant to this Section 7.5 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger, of the Company.

   7.6. CONFIDENTIALITY. The Purchaser and each of its subsidiaries shall, and shall cause their respective director , officers, attorneys, agents or advisors to, maintain the confidentiality of all information obtained from the Company pursuant to Section 6.3, which information is not otherwise publicly disclosed by the Company of any of the Subsidiaries. This covenant with respect to confidentiality shall survive any termination of this Agreement pursuant to
Article X. In the event of termination of this Agreement, the Purchaser shall return to the Company or destroy and certify the destruction of all information previously furnished by the Company to the Purchaser in connection with the transactions contemplated by this Agreement.

   7.7. MEETING OF STOCKHOLDERS. Except as otherwise required by law, the Purchaser will not call and convene a meeting of its stockholders to consider or vote on any matter inconsistent with the consummation of the transactions contemplated by this Agreement.

   7.8. NO UNDERTAKINGS. Prior to Closing, the Purchaser will not enter into any undertaking that might have a short-term material adverse effect on the price of Purchaser Common Stock without first obtaining the Company's consent, which consent shall not be unreasonably withheld.

   7.9. NOTICE OF LITIGATION. The Purchaser will provide written notice to the Company of any litigation, proceeding or governmental investigation which arises, or to the knowledge of the Purchaser, is threatened or in prospect, which is reasonably foreseen to exceed $125,000 in cost or liability after the date of this Agreement and prior to the Closing, against or relating to the Purchaser or any of its subsidiaries, their respective properties or businesses, or the transactions contemplated by this Agreement, setting forth in such notice the facts and circumstances currently available to the Purchaser with respect to such litigation, proceeding or investigation.

   7.10. PRESS RELEASES. The Purchaser will not, unless approved by the Company hereto in advance, issue any press release or written statement for general circulation or other written public disclosure relating to the transactions contemplated hereby, except as otherwise required by law, it being contemplated that the Purchaser and the Company will issue a joint press release announcing the Merger and the transactions contemplated by this Agreement.

   7.11. INDEMNIFICATION.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now or was any time prior to the date of this Agreement a director, officer or employee of Company is, or threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the fact that he is or was a director, officer or employee of the Company, this Agreement is or any of the transactions contemplated hereby, parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. From and after the Closing, the Purchaser shall indemnify persons who served as directors and officers of the Company on or before the Closing in accordance with and subject to the provisions of the Purchaser's indemnification for its directors and officers.

         (b) Purchaser shall use best efforts to cause the persons serving as officers and directors of Company immediately prior to the Closing to be covered for a period of six years from the Closing by the directors' and officers' liability insurance policy maintained by Company (provided that Purchaser may substitute therefor policies of at least the same coverage and amounts containing in terms and conditions which are not less advantageous to such policy) with respect to acts or omissions occurring prior to the Closing which were committed by such officers and directors in their capacity as such.

         (c) In the event that the Purchaser or any successors or assigns (i) consolidates or merges with any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys substantial properties or assets to another person, then, in each case, to the extent necessary, proper provision shall be made so that the successors and assigns of Purchaser or Newco, as the case may be, assume the obligations set forth in this section. The provisions of this section are intended to be for the benefit and shall be enforceable by each indemnified party and his/her heirs and representatives.

   7.12. COVENANTS WITH RESPECT TO NEWCO. Purchaser covenants and agrees that at or prior to the Effective Time: (i) Purchaser will cause Newco to be a trust company chartered under Massachusetts law for the purpose of effecting the merger of the Company with and into Newco and Newco will be validly existing and in good standing under Massachusetts law; (ii) Newco will have full corporate power and authority to execute and deliver this Agreement, the Merger Agreement and to consummate the transactions contemplated hereby and thereby, (iii) the Board of Directors of Newco and Purchaser, as the sole shareholder of Newco will have duly and validly approved and adopted this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Newco will be necessary to consummate the transactions so contemplated, (iv) this Agreement will constitute a valid and binding obligation of Newco enforceable in accordance with its terms; and (v) Purchaser will cause Newco to execute and deliver this Agreement and the Merger Agreement as soon as practicable.

                                      VIII.
                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

   Unless waived by the Purchaser in writing in its sole discretion, all obligations of the Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing, of each of the following conditions:

   8.1. APPROVAL OF COMPANY STOCKHOLDERS. The transactions contemplated by this Agreement shall have been duly approved by the requisite affirmative vote of the issued and outstanding shares of the capital stock of the Company; and not more than 10% of the issued and outstanding shares of Company Common Stock shall have been the subject of objection to the transactions hereunder and demand for payment pursuant to statutory appraisal rights.

   8.2. REGULATORY APPROVAL AND EXPIRATION OF WAITING PERIODS. The Purchaser and the Company shall have received all regulatory approvals required or deemed necessary in connection with the Merger, this Agreement, and the transactions contemplated hereby and thereby, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied.

   8.3. NO COURT ORDER, DECREE OR INJUNCTION. Neither the Purchaser nor the Company shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement or the Merger.

   8.4. REPRESENTATIONS, WARRANTIES AND COVENANTS. In all material respects, the representations and warranties of the Company contained in this Agreement shall be in all material respects true at and as of the date of this Agreement and shall be deemed made again at and as of the date of the Closing; the Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing; and the Purchaser shall have received from the Company a certificate or certificates in such reasonable detail as the Purchaser may reasonably request, signed by the Chairman of the Board or President of the Company and dated the date of the Closing, to the foregoing effect.

   8.5. OPINION OF COUNSEL TO THE COMPANY. The Company shall have delivered to the Purchaser a favorable opinion of the Company's counsel, dated the date of Closing, in form and substance satisfactory to the Purchaser and its counsel with respect to the transactions contemplated hereby and by the Merger.

   8.6. ACCOUNTANTS' LETTER. The Purchaser and the Company shall have received a favorable opinion of Arthur Andersen LLP in substance satisfactory to the Purchaser, to the effect that the acquisition of the Company by the Purchaser may be accounted for by the Purchaser as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles.

   8.7. ACCURACY OF REGISTRATION STATEMENT AND PROXY STATEMENT. On and as of the dates of the meetings of the stockholders of the Company, and, if required, the Purchaser at which action is to be taken on the transactions contemplated hereby, the Registration Statement and Proxy Statement and prospectus included therein shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

   8.8. CONSENTS AND ACTIONS; CONTRACTS. All requisite material consents of any third parties and other actions which the Company has covenanted to use its best efforts to obtain and take shall have been obtained and completed except such consents and actions as the Company has failed to obtain or take despite using its best efforts.

   8.9. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement and Proxy Statement shall have become effective, and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been instituted, pending or threatened in writing.

   8.10. OTHER EVIDENCE. The Purchaser shall have received from the Company such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and stockholders of the Company, as the Purchaser shall reasonably request.

   8.11. NO MATERIAL ADVERSE CONDITION. There shall not have been a material adverse condition with respect to the Company as of the date of the Closing. For purposes of this Section, a "material adverse condition" is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of the Purchaser, would result in a substantial loss or damage to the properties or assets of the Company whether or not insured, that would materially affect or impair the ability of the Company to conduct its business as presently conducted.

   8.12. TAX MATTERS. The Purchaser shall have received a favorable opinion of Piper & Marbury LLP in substance satisfactory to the Purchaser, to the effect that: (a) no gain or loss will be recognized by the Purchaser, the Company or Newco as a result of the Merger; and (b) to such further effect, consistent with the foregoing, as may reasonably be required.


                                       IX.
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

   Unless waived by the Company in writing in its sole discretion, all obligations of the Company under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

   9.1. REGULATORY APPROVAL AND EXPIRATION OF WAITING PERIODS. The Purchaser and the Company shall have received all regulatory approvals required or deemed necessary in connection with the Merger, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, all notice periods and waiting periods required after the granting of any such approvals shall have passed and all conditions contained in any such approval required to have been satisfied prior to consummation of such transactions shall have been satisfied.

   9.2. NO COURT ORDER, DECREE OR INJUNCTION. Neither the Purchaser nor the Company shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement or the Merger.

   9.3. REPRESENTATIONS, WARRANTIES AND COVENANTS. In all material respects, the representations and warranties of the Purchaser contained in this Agreement shall be true as of the date of this Agreement and shall be deemed made again at and as of the date of the Closing; the Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing; and the Company shall have received from the Purchaser a certificate or certificates in such reasonable detail as the Company may reasonably request, signed by the Chair of the Board or President of the Purchaser and dated the date of the Closing, to the foregoing effect.

   9.4. OPINION OF COUNSEL TO THE PURCHASER. The Purchaser shall have delivered to the Company a favorable opinion of the Purchaser's counsel dated the date of Closing, in form and substance satisfactory to the Company and its counsel with respect to the transactions contemplated hereby and by the Merger.

   9.5. LISTING. All action shall have been taken by the Purchaser to have the Purchaser Common Stock to be delivered hereunder listed on the NASDAQ NMS.

   9.6. APPROVAL OF COMPANY STOCKHOLDERS. The transactions contemplated by this Agreement shall have been approved by the requisite affirmative vote of the issued and outstanding shares of the capital stock of the Company.

   9.7. ACCURACY OF REGISTRATION STATEMENT AND PROXY STATEMENT. On and as of the date of the meeting of the stockholders of the Company at which action is to be taken on the transactions contemplated hereby, the Registration Statement and Proxy Statement and prospectus included therein shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

   9.8. CONSENTS AND ACTIONS; CONTRACTS. All requisite consents of any third parties and other actions which the Purchaser has covenanted to use its best efforts to obtain and take under Section 7.1 hereof shall have been obtained and completed, except such consents and actions as the Purchaser has failed to obtain or take despite using its best efforts.

   9.9. FINANCIAL ADVISOR'S OPINION. The Company shall have received, for inclusion in the Registration Statement and Proxy Statement, an opinion of Alex Sheshunoff & Company, to the effect that the transactions hereunder are fair, from a financial point of view, to the stockholders of the Company.

   9.10. EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement and Proxy Statement shall have become effective, and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been instituted, pending or threatened.

   9.11. OTHER EVIDENCE. The Company shall have received from the Purchaser such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of proceedings of the Board of Directors and stockholders of the Purchaser, as the Company reasonably shall request.

   9.12. NO MATERIAL ADVERSE CONDITION. There shall not have been a material adverse condition with respect to the Purchaser from the date of this Agreement to the Closing. For purposes of this Section, a "material adverse condition" is a condition which either alone or when aggregated with other conditions has resulted or, in the reasonable opinion of the Company, would result in a substantial loss or damage to the properties or assets of the Purchaser taken as a whole, whether or not insured, that would materially affect or impair the ability of the Purchaser to conduct their business as presently conducted.

   9.13. PURCHASER DETERMINATION PRICE. The Determination Price shall be at least $23.25; provided, however, that the Company must notify the Purchaser in writing within three business days after the Determination Price is calculable that it intends to exercise its termination right.

   9.14. TAX MATTERS. The Company shall have received favorable opinions of Bingham, Dana & Gould, and of Piper & Marbury LLP, dated the date upon which the Registration Statement shall have become effective, and on the date of Closing, substantially to the effect that, on the basis of facts and representations set forth therein, or set forth in writing elsewhere and referred to therein, for federal income tax purposes (a) the transactions described in SECTION 1 hereto constitute one or more reorganizations as described in Section 368(a)(1) (including, without limitation, Sections 368 (a)(1)(A) and 368(a)(2)(D)) and related sections of the Code; and (b) no gain or loss will be recognized by a stockholder of the Company upon the exchange of shares of Company Common Stock for Purchaser Common Stock it being understood that such opinion will not extend to cash received in lieu of fractional shares or cash received by dissenters, if any, and in respect of other substantial federal income tax effects as the Company may reasonably require, including, without limitation, such opinions as are customary in transactions of a like or substantially similar character. In rendering any such opinion, such counsel may require and rely, to the extent they deem necessary or appropriate, upon opinions of other counsel and upon representations of an officer or officers of the Company and/or the Purchaser and/or any of any affiliates of either thereof.

   9.15. PURCHASER COMMON STOCK LISTED. The shares of Purchaser Common Stock which shall be issued to the Stockholders of the Company upon consummation of the Merger shall have been authorized for listing on the NASDAQ NMS, subject to official notice of issuance.

   9.16. POOLING OF INTEREST. The Company shall have received a letter from Arthur Andersen LLP addressed to the Company and Purchaser to the effect that the Merger will qualify for "Pooling of Interests" accounting treatment.


                                       X.
                       TERMINATION, WAIVER AND AMENDMENT.

   10.1. TERMINATION. This Agreement, the Merger Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby may be terminated prior to the Closing, either before or after their approval by the stockholders of the Purchaser or the Company:

          (i) by the mutual consent of the Purchaser and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

          (ii) by the Purchaser or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of a material breach by the other of any representation, warranty, covenant or agreement contained herein which is not cured within 30 days after the date of written notice from the other party hereto;

          (iii) by the Purchaser or the Company in writing, if the applications for prior approval referred to in Article V hereof have been denied, and the time period for appeals and requests for reconsideration has run;

          (iv) by the Purchaser or the Company, in writing, if the Company's stockholders do not approve the transactions contemplated herein at the annual or special meeting duly called for that purpose as contemplated herein;

          (v) by the Purchaser or the Company in writing, in the event either discovers a continuing material adverse condition which cannot be corrected with respect to the other party;

          (vi) by the Purchaser or the Company in writing, if the Closing has not occurred by the close of business on June 30, 1996;

          (vii) by the Company if the Determination Price is less than $23.25; provided, however, that the Company must notify the Purchaser in writing within three business days after the Determination Price is calculable that it intends to exercise its termination right.

   10.2. EFFECT OF TERMINATION. In the event this Agreement and the Merger Agreement are terminated pursuant to SECTION 10.I hereof, this Agreement and the Merger Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in SECTIONS 6.4 and 7.6 hereof and the provisions relating to expenses set forth in SECTION 11.1 hereof shall continue in effect.

   10.3. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants in this Agreement, the Merger Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Closing other than covenants that by their terms are to survive or be performed after the Closing and no party hereto shall be under any liability whatsoever with respect to any such representation, certification or warranty, it being intended that the sole remedy of any party for a breach of any such representation, certification or warranty shall be to elect not to proceed with the Closing hereunder if such breach has resulted in a condition to such party's obligations hereunder not being satisfied; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Purchaser, Newco or the Company (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either the Purchaser or the Company, the aforesaid representations, warranties and covenants being material inducements to the consummation by the Purchaser, Newco and the Company of the transactions contemplated herein. Notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

   10.4. WAIVER. Except with respect to any required stockholder or regulatory approval, the Purchaser and the Company, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement and the Merger Agreement by the stockholders of the Purchaser, if required, and the Company) extend the time for the performance of any of the obligations of or other acts of the other party, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Merger Agreement or any document delivered pursuant thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Merger Agreement or (iii) the performance by such parties of any of its obligations set out herein or therein.

   10.5. AMENDMENT OR SUPPLEMENT. This Agreement and the Merger Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto; provided, however, that after any approval of the transactions contemplated by this Agreement by Company stockholders, there may not be without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to any stockholders hereunder other than as contemplated by this Agreement. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors.


                                       XI.
                                  MISCELLANEOUS

   11.1. EXPENSES. (a) Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants, investment bankers, and financial advisors, whether or not the transactions hereunder are consummated. Expenses of printing this Agreement, the Registration Statement and Proxy Statement and any other documents used in the transactions contemplated hereunder and the fee for registration under the Securities Act of the shares of Purchaser Common Stock to be issued upon the conversion of shares of Company Common Stock shall be paid by the Purchaser.

   11.2. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. The terms and conditions of this Agreement and the Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the Merger Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities.

   11.3. NO ASSIGNMENT. No party hereto may assign any of its rights or obligations under this Agreement to any other person without the written consent of the other party hereto.

   11.4. NOTICES. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, (a) if to the Purchaser, shall be addressed to F. Sheldon Prentice, Senior Vice President, General Counsel and Secretary, Chittenden Bank, Two Burlington Square, Burlington, Vermont 05401, with a copy to E. Miles Prentice, III, Piper & Marbury LLP, 53 Wall Street, New York, New York 10005 and (b) if to the Company, shall be addressed to Flagship Bank and Trust Company, 306 Main Street, P.O. Box 487, Worcester, Massachusetts 01613-0487, Attention: Mr. Donald J. McGowan with a copy to Neal J. Curtin, Esq., Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts 02110.

   All such notices, requests, demands or communications shall be mailed postage prepaid, certified mail, return receipt requested, or delivered personally or sent by facsimile transmission or overnight express, and shall be sufficient and effective when delivered to or received at the address so specified. The Purchaser and the Company each may change the address at which it is to receive notice by like written notice to the other.

   11.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and same instrument.

   11.6. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.

   11.7. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of either party to fulfill any of its respective covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury to the Purchaser or the Company for which damages, even if available, will not be an adequate remedy. Accordingly, the Company and the Purchaser hereby consent to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of the Company's or the Purchaser's obligations and to the granting by any such court of the remedy of the specific performance by the Company or the Purchaser of their respective obligations hereunder.

   11.8. HEADINGS. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   IN WITNESS WHEREOF, the Purchaser and theCompany have caused this Agreement to be duly executed by their respective Chairs of the Board or Presidents, and attested to by their respective Secretaries or Assistant Secretaries, thereunto duly authorized, as of the date first above written.

ATTEST:                                          CHITTENDEN CORPORATION

s/F. Sheldon Prentice                            BY: s/Paul A. Perrault
------------------------                         -----------------------
  F. Sheldon Prentice,                                 Paul A. Perrault,
  Secretary                                            President and CEO


ATTEST:                                          FLAGSHIP BANK AND TRUST COMPANY

s/Denise Solodyna                                BY:  s/Donald J. McGowan
----------------------                           -------------------------
  Denise Solodyna,                                      Donald J. McGowan,
  Treasurer and Clerk                                   President and CEO

ADDENDUM

   IN WITNESS WHEREOF, the Chittenden Acquisition Bank has caused this Agreement to be duly executed by its duly authorized President and attested to by its Clerk as of the date set forth above.

ATTEST:                                         CHITTENDEN ACQUISITION BANK

s/Denise Solodyna                               BY:  s/Donald J. McGowan
------------------------                        ---------------------------
  Denise Solodyna,                                     Donald J. McGowan,
  Treasurer and Clerk                                  President and CEO

                               PLAN OF MERGER

                  MERGER OF FLAGSHIP BANK AND TRUST COMPANY
                                    INTO
                          CHITTENDEN ACQUISITION BANK

                                   ARTICLE 1

   FLAGSHIP BANK AND TRUST COMPANY ("Company") and CHITTENDEN CORPORATION ("Purchaser"),have entered into an Agreement and Plan of Reorganization dated as of September 19, 1995 (the "Reorganization Agreement"), providing for the merger of the Company with and into Chittenden Acquisition Bank ("CAB"),a Massachusetts corporation to be formed, with CAB, the surviving entity, thereby effecting the acquisition of the Company by the Purchaser (the "Merger"). The Merger shall take effect at the time and date (the "Effective Date") of the filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts. The Merger of the Company with and into CAB shall have all the effects set forth in
Section 36 of Chapter 172 and Section 80 of Chapter 156B of the Massachusetts General Laws, with CAB being the surviving corporation and a wholly-owned subsidiary of Purchaser. By virtue of the Merger, the separate existence of the Company shall cease, CAB, as the Surviving Corporation, shall continue to be governed by the laws of the Commonwealth of Massachusetts and shall continue the banking business authorized to be conducted under Massachusetts law, and the separate corporate existence of CAB as a wholly-owned subsidiary of Purchaser with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. CAB will operate its business under the name of Flagship Bank and Trust Company and the existing name "CAB" shall cease.


                                    ARTICLE 2

  From and after the Effective Date, the Articles of Incorporation and By-Laws of the Company shall become the Articles of Incorporation and By-Laws of CAB (subject to such amendments as may subsequently be adopted pursuant to the provisions thereof and of applicable law), and the Board of Directors and Officers of the Company shall be the Board of Directors and Officers of the surviving corporation (with the addition of up to two Directors to be named by the Purchaser) until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Company's Articles of Incorporation and By-Laws.


                                    ARTICLE 3

   The manner and basis of exchanging and converting the shares of the Company and the Purchaser is as follows:

   (A) OUTSTANDING PURCHASER SHARES. The shares of the capital stock of the Purchaser issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding from and after the Effective Date, shall not be converted and shall otherwise be unchanged by the Merger; provided, however, the number of such shares issued and outstanding shall be increased by virtue of the effect of Paragraph B of this Article 3.

   (B) OUTSTANDING COMPANY COMMON STOCK. At the Effective Date and in consideration of the Merger, each share of Company common stock, par value $2.815 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Date (except for any Dissenting Shares, as defined in Paragraph (F) of this Article 3), shall, on the Effective Date, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive the Per Share Consideration which shall consist of:

    1.20 shares of fully paid and non-assessable Common Stock of the Purchaser, par value $1.00 per share (the "Purchaser Common Stock") for each share of Company Common Stock.

    At the Effective Date and in consideration of the Merger, each share of CAB common stock theretofore authorized (whether issued or unissued) shall remain outstanding and continue to be held by the Purchaser.

   As promptly as practicable after the Effective Date, the Purchaser shall cause the paying agent to send to each holder of record of Company Common Stock (excluding the holders of any Dissenting Shares) transmittal materials for use in exchanging Company Common Stock certificates for the Per Share Consideration. Upon surrender to the paying agent of such certificates, together with such transmittal materials duly executed and completed in accordance with the instructions thereto (or upon completion of reasonable procedures pertaining to lost certificates), Purchaser shall promptly cause to be paid to the persons entitled thereto the Per Share Consideration to which such persons are entitled, after giving effect to any required tax withholdings. No interest shall accrue or be paid on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Purchaser that such tax has been paid or is not applicable. Neither the paying agent nor Purchaser shall be liable to any holder of certificates for shares of Company Common Stock for any amount paid to a public official pursuant to any applicable property, escheat or similar law.

   (C) TREASURY SHARES; SHARES OWNED BY PURCHASER. Each share of Company Common Stock issued and held in the treasury of the Company or beneficially owned by Purchaser on the Effective Date shall be cancelled and retired, and no right to receive the Per Share Consideration shall arise with respect thereto.

   (D) CONVERSION OF SHARES. On and after the Effective Date, the shares of CAB Common Stock shall remain the sole property of Purchaser, former holders of certificates for shares of Company Common Stock shall cease to have any rights as stockholders of the Company and the holders of such shares shall thereafter be entitled only to the shares of Purchaser Common Stock and right to receive cash into which their shares of Company Common Stock shall have been converted in the Merger, subject to any rights under the Massachusetts Business Corporation Law. Until certificates for Company Common Stock are presented to the paying agent as contemplated by Paragraph (B) of this Article 3, each such certificate shall be deemed for all purposes to evidence ownership of the number of shares of Purchaser Common Stock and the right to receive cash into which such shares of Company Common Stock shall have been converted pursuant to the Merger. Unless and until such outstanding certificates shall be surrendered, no dividend on or other distribution, if any, payable to holders of record of Purchaser Common Stock shall be paid to the holder of such outstanding certificate, but upon surrender of such outstanding certificate there shall be paid to the record holder thereof the amount, without interest thereon, of dividends and other distributions, if any, which subsequent to the Effective Date have been declared and become payable with respect to the number of shares of Purchaser Common Stock represented thereby.

   (E) CONVERSION OF COMPANY STOCK OPTIONS. At the Effective Time, each option granted by the Company to purchase shares of Company common stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Purchaser common stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Company stock option plan (the "Company Stock Plan")):

         (i) the number of shares of Purchaser common stock to be subject to the new options shall be equal to the product of the number of shares of Company common stock subject to the original option times the Per Share Consideration, provided that any fractional shares of Company common stock resulting from such multiplication shall be rounded down to the nearest share; and

         (ii) the exercise price per share of Purchaser common stock under the new option shall be equal to the exercise price per share of Company common stock under the original option divided by the Per Share Consideration, provided that such exercise price shall be rounded up to the nearest cent.

   The adjustment provided herein with respect to any options which are "incentive stock options" as defined in Section 4.22 of the Internal Revenue Code of 1986, as amended (the "Code") shall be and is intended to be effected in a manner which is consistent with Section 4.24(a) of the Code, the duration and other terms of the new options shall be the same as the original option except that all references to Company shall be deemed to be references to Purchaser. The Purchaser's Common Stock covered by the new Purchaser options will be registered for resale by the holders of such options from the Effective Time.

   (F) FRACTIONAL SHARES. In lieu of the issuance of fractional shares of Purchaser Common Stock pursuant to Paragraph (B) of this Article 3, cash adjustments, without interest, will be paid to the holders of Company Common Stock in respect of any fractional share that would otherwise be issuable and the amount of such cash adjustment shall be equal to an amount in cash determined by multiplying such holder's fractional interest by the average closing price of Purchaser Common Stock on the NASDAQ NMS for the twenty (20) consecutive trading days ending on the fifth trading day prior to the date before receipt of the last regulatory approval (the "Determination Price").
For purposes of determining whether, and in what amounts, a particular holder of Company Common Stock would be entitled to receive pursuant to this Paragraph
(F), shares of record held by one holder and represented by two or more certificates shall be aggregated.

   (G) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Date and which are held by stockholders of the Company who did not vote in favor of the Merger and who comply with all of the relevant provisions of Sections 86 through 98 of the MBCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Per Share Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their dissenters' rights under the MBCL. If any such holder so loses such rights, such shares shall thereupon be deemed converted into and become exchangeable for the right to receive, as of the Effective Date, the Per Share Consideration without any interest thereon. If the holder of any such shares shall become entitled to receive payment therefor pursuant to this Paragraph (F) or applicable law, such payment shall be made by Purchaser. The Company shall give Purchaser (i) prompt notice of any Dissenting Shares, withdrawals of Dissenting Shares of any other instruments served pursuant to Sections 86 through 98 of the MBCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to Dissenting Shares. The Company will not voluntarily make any payment with respect to any Dissenting Shares and will not, except with the prior written consent of Purchaser, settle or offer to settle any Dissenting Shares.

   (H) CLOSING OF COMPANY TRANSFER BOOKS. On the Effective Date, the Stock transfer books of the Company will be closed and no transfers of shares of Company capital stock shall thereafter be made.

   (I)  CORPORATE ORGANIZATION.

        (i) ARTICLES OF ORGANIZATION. At the Effective Date, the Articles of Organization of the Company as in effect at the Effective Date shall become the Articles of Organization of CAB as the surviving entity.

        (ii) BY-LAWS. At the Effective Date, the By-Laws of the Company as in effect immediately prior to the Effective Date shall become the By-Laws of CAB as the surviving entity until thereafter amended in accordance with applicable law.

        (iii) OFFICERS AND DIRECTORS. At the Effective Date, the officers, including the Chairman of the Board and the President, and directors of the Company immediately prior to the Effective Date shall become the officers and directors of CAB as the surviving entity, and, in addition, up to two other members of the Board of Directors may be designated by the Purchaser, each to hold office in accordance with the Articles of Organization and By-Laws of CAB as the surviving entity until their respective successors are duly elected and appointed and qualified.

                                    ARTICLE 4

   (A)  AMENDMENT AND TERMINATION.

        (i) TERMINATION. Notwithstanding the approval and adoption of this Plan of Merger by the stockholders of the Company, this Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Plan of Merger as provided above, this Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Reorganization Agreement.

        (ii) AMENDMENT. This Plan of Merger shall not be amended except by an instrument in writing signed on behalf of each of the parties hereto pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Plan of Merger required by such amendment to the Reorganization Agreement shall be effected by the parties hereto by action taken by their respective Boards of Directors.


                                    ARTICLE 5

   (B)  MISCELLANEOUS.

        (i) COUNTERPARTS. This Plan of Merger shall be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

        (ii) GOVERNING LAW. This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


ATTEST:                                   CHITTENDEN CORPORATION


s/F. Sheldon Prentice                     BY:  s/Paul A. Perrault
-----------------------                   ---------------------------
  F. Sheldon Prentice,                           Paul A. Perrault,
  Secretary                                      President and CEO


ATTEST:                                   FLAGSHIP BANK AND TRUST COMPANY


s/Denise Solodyna                         BY:  s/Donald J. McGowan
-------------------                       -----------------------------
   Denise Solodyna                               Donald J. McGowan,
   Treasurer and Clerk                           President and CEO


ADDENDUM

ATTEST:                                   CHITTENDEN ACQUISITION BANK

s/Denise Solodyna                         BY:  s/Donald J. McGowan
-------------------                       ----------------------------
  Denise Solodyna,                               Donald J. McGowan,
  Treasurer and Clerk                            President and CEO

                               STOCK OPTION AGREEMENT

   STOCK OPTION AGREEMENT, dated as of September 19, 1995, between Flagship Bank and Trust Company, a Massachusetts trust company (the "Company"), and Chittenden Corporation, a Vermont corporation (the "Purchaser").

   WHEREAS, the Purchaser and the Company have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), which agreement is being executed by the parties hereto simultaneously with this Agreement; and

   WHEREAS, as a condition to the Purchaser's entry into the Reorganization Agreement and in consideration for such entry, the Company has agreed to grant the Purchaser the Option (as hereinafter defined).

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the parties hereto agree as follows:

   1. GRANT OF OPTION. On the terms and conditions contained in this Agreement, the Company hereby grants to the Purchaser an unconditional, irrevocable option (the "Option") to purchase up to 359,939 shares (the "Option Shares") of the common stock, par value $2.815 per share (the "Common Shares"), of the Company, representing upon the date of issuance of such option shares 24.9 percent (24.9%) of the aggregate of the issued and outstanding Common Shares as of the date hereof, at a price of $20.00 per share (the "Option Price").

   2. EXERCISE OF OPTION. The Option may not be exercised or transferred except upon and after the occurrence of any of the events set forth in this paragraph
2. The Purchaser may exercise or transfer the Option, in whole or in part, at any time or from time to time after (a) any person or group (as such terms are defined in the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than the Purchaser or a wholly-owned subsidiary of the Purchaser, ("Other Party") acquires after the date hereof beneficial ownership ofor the right to acquire such beneficial ownership or to vote at least 20 percent (20%) of the then outstanding Common Shares, other than any person acquiring such beneficial ownership by will or operation of law; or (b) there shall be publicly announced prior to the meeting of the Company stockholders contemplated by SECTION 6.5 of the Reorganization Agreement any proposal by such a person or group relating to (i) any merger, consolidation or acquisition of all or substantially all of the assets of the Company or other business combination involving the Company which the Company's Board of Directors shall have authorized, recommended or entered into, or (ii) a change in the ownership of 20 percent (20%) or more of the Common Shares then outstanding and the Company's stockholders shall have failed to approve the Reorganization Agreement and the transaction contemplated
thereby.   The Company shall notify the Purchaser promptly in writing of the occurrence of any of the events set forth in the preceding sentence, it being understood that the giving of such notice by the Company shall not be a condition to the right of the Purchaser to transfer or exercise the Option.
The Company will not take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to the Purchaser upon exercise of the Option or otherwise performing its obligations under this Agreement. In the event the Purchaser wishes to exercise the Option, the Purchaser shall send a written notice to the Company specifying the total number of Option Shares it wishes to purchase and a place and date between three and fifteen business days inclusive from the date such notice is given for the closing of such purchase (a "Closing"), provided, however, that a Closing shall not occur prior to the receipt of all necessary regulatory approvals therefor.

   3. PAYMENT AND DELIVERY OF CERTIFICATES. At any Closing hereunder the Purchaser will either (i) make payment to the Company of the aggregate price for the Option Shares so purchased by delivery of immediately available funds and the Company will deliver to the Purchaser a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of the Purchaser or its designee in such denominations as were specified by the Purchaser in its notice of exercise; or (ii) notify the Company that the Purchaser will accept payment from the Other Party of the difference between the Company's per share consideration pursuant to the agreement with the Other Party and $20.00 per share. In connection with any partial exercise of the Option, the Purchaser (or any direct or indirect assignee or transferee ofthe Purchaser) shall be entitled to surrender this Stock Option Agreement to the Company in exchange for two or more Stock Option Agreements entitling the holders thereof to purchase in the aggregate the same number of Common Shares as may be purchasable hereunder upon the same terms and conditions as set forth herein.

   4. REPRESENTATIONS AND WARRANTIES.

   A.  The Company hereby represents and warrants to the Purchaser as follows:

       (i) AUTHORITY RELATIVE TO THIS AGREEMENT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company.

        (ii) OPTION SHARES. The Company has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, 359,939 Common Shares, all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid, nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights, other than those created by the Purchaser.

   B. The Purchaser hereby represents and warrants to the Company as follows:

      (i) AUTHORITY RELATIVE TO THIS AGREEMENT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions
so  contemplated.   This  Agreement  has been  duly and  validly executed and
delivered by the Purchaser.

       (ii) PURCHASE NOT FOR DISTRIBUTION. This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any of the Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended.

   5.  REGISTRATION RIGHTS.

       A. On or after the occurrence of an event permitting exercise of the Option pursuant to paragraph 2 hereof, the Company shall, at the request of the Purchaser (whether on its own behalf or on the behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current a registration statement governing this Option if required under the Securities Act of 1933 (the "Securities Act") governing this Option and any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any Option Shares issued upon total or partial exercise of this Option in accordance with any  plan of  disposition adopted  by  the Purchaser,  except  that the
Company shall not be required to maintain the effectiveness of such registration statement for more than 90 days. The Purchaser, together with any subsequent holder of the Option, shall have the right to demand in the aggregate two such registrations. In connection with each such registration, the Company shall use its best efforts to cause to be delivered to the Purchaser (and any other holder whose Option or Option Shares are the subject of such registration) such certificates, opinions, accountants' letters and other documents as the Purchaser (or such subsequent holder) shall reasonably
request.   All  expenses  incurred  by the  Company  in  complying  with  the provisions of this paragraph 5, including without limitation, all registration and filing fees, printing fees and disbursements of counsel for the Company and blue sky fees and expenses shall be paid by the Company, except that all underwriting discounts and selling commissions applicable to the sales and all fees and disbursements for counsel for the Purchaser shall be paid by the Purchaser and/or the holder whose Option or Option Shares are the subject of such registration.

   B. On or after the occurrence of any event permitting exercise of the Option pursuant to paragraph 2 hereof, each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities (other than in connection with a dividend reinvestment, employee stock purchase, stock option or similar plan or a registration statement on Form S-4) by it or any of its security holders, the Company will give written notice of its determination to the Purchaser. Upon the written request of the Purchaser given with 10 days after receipt of any such notice from the Company, the Company will cause all securities which the Purchaser shall request to be included in such registration statement contemplated by this subparagraph B to be included in such registration statement; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Securities and Exchange Commission, the Company shall promptly complete the registration for the benefit of the Purchaser if the Purchaser agrees to bear  all incremental expenses  incurred by the Company as  the result of
such registration after  the  Company has  decided  not  to  proceed.   If  any
registration pursuant to this subparagraph B shall be underwritten in whole or in part, the Purchaser may require that any securities requested for inclusion pursuant to this subparagraph B be included in the underwriting on the same terms and conditions as the securities otherwise being sold through underwriters.

   6.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

       A. In the event that any additional Common Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to exercise of the Option pursuant to this Agreement or as contemplated by subparagraph 6(B) of this Agreement), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, the number of Common Shares subject to the Option shall be increased so that, after such issuance, it (together with all Option shares previously issued pursuant hereto) equals 24.9% of the number of Common Shares then issued and outstanding without giving effect to any shares subject or issued pursuant to this Option.

       B. In the event of any change in the Common Shares by reason of stock dividend, split-up, merger, recapitalization, subdivision, conversion, combination, exchange of shares or similar transaction, the type and number of Option Shares, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so the Purchaser shall receive upon exercise of the Option the number and class of shares or other securities or property that the Purchaser would have held immediately after such event if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. Whenever the number of Option Shares (or other securities) purchasable upon exercise hereof is adjusted as provided in this subparagraph 6(B), the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which is equal to the number of Option Shares prior to the Adjustment and the denominator of which is equal to the number of Option Shares (or other securities) purchasable after the adjustment.

   7.  FILINGS AND CONSENTS.    The Purchaser  and the  Company each  will use
its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the
consummation  of the  transactions contemplated by this Agreement.   If the
Other Party is prevented from honoring any part of its obligation, the Purchaser reserves the right to negotiate with the appropriate regulators to effect the maximum consideration for the Option Shares.

   8. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that it would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Agreement were not performed by the other party hereto in accordance with their specific terms
or were  otherwise breached.   It is accordingly agreed that each of the parties
hereto shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which each of the parties hereto may be entitled, at law or in equity.

   9. ENTIRE AGREEMENT. This Agreement and the Reorganization Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

  10. ASSIGNMENT. At any time or from time to time upon or after the occurrence of any event set forth in the second sentence of paragraph 2, the Purchaser may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons, subject only to
compliance with applicable law.   In order to effectuate the  foregoing,  the
Purchaser (or any direct or indirect assignee or transferee of the Purchaser) shall be entitled to surrender this Stock Option Agreement to the Company in exchange for two or more Stock Option Agreements entitling the holders thereof to purchase in the aggregate the same number of shares of Common Stock as may be purchasable hereunder upon the same terms and conditions as those set forth herein.

  11. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

  12. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows):

  If to the Purchaser:

        Chittenden Corporation
        Two Burlington Square
        Burlington, Vermont 05401
        Attention: Paul A. Perrault, President

        With a copy to:

        Chittenden Corporation
        Two Burlington Square
        Burlington, Vermont 05401
        Attention: F. Sheldon Prentice, Secretary

        If to the Company:

        Flagship Bank and Trust Company
        306 Main Street, P.O. Box 487
        Worcester, Massachusetts 01613-0487
        Attention:  Donald J. McGowan

        With a copy to:

        Bingham, Dana & Gould
        150 Federal Street
        Boston, MA  02110
        Attention:  Neal J. Curtin, Esq.


or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

   13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

   14.  DESCRIPTIVE  HEADINGS.   The  descriptive  headings  herein are inserted
for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

   15.  PARTIES IN INTEREST.   This Agreement shall be binding upon or inure
solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of the Purchaser pursuant to paragraph 10 hereof) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    17. EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

    18. TERMINATION. The Option granted hereby, to the extent not previously exercised, shall terminate upon the earliest of (i) one year after the occurrence of any event set forth in paragraph 2 hereof, (ii) immediately after the Effective Time (as defined in the Reorganization Agreement) or (iii) the termination of the Reorganization Agreement in accordance with the terms thereof prior to the occurrence of any event set forth in paragraph 2 hereof.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                   CHITTENDEN CORPORATION

BY:  s/F. Sheldon Prentice               BY:  s/Paul A. Perrault
----------------------------              ------------------------
        F. Sheldon Prentice,                     Paul A. Perrault,
        Secretary                                President and CEO


ATTEST:                                   FLAGSHIP BANK AND TRUST COMPANY

BY:  s/Denise Solodyna                    BY:  s/Donald J. McGowan
-------------------------                 -------------------------
       Denise Solodyna                           Donald J. McGowan,
       Treasurer and Clerk                       President and CEO